Exhibit 3.91

SECRETARY OF STATE the attached document(s) of CASH MAGIC AMITE, LLC are true and correct and are filed in the Louisiana Secretary of State's Office. 40598497NMCHG08/30/2011 2 pages in testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on, August 30, 2011 Certificate ID; 101979393CS93 To validate this certificate, visit the following web site, go to Commercial Division, Certificate Validation, then follow the instructions displayed. wvww.sos.Iouisiana.gov

STATE OF LOUISIANA

PARISH OF LAFAYETTE

ARTICLES OF AMENDMENT

TO

ARTICLES OF ORGANIZATION

OF

JALOU AMITE, LLC

(a Louisiana limited liability company)

Pursuant to Louisiana R.S. 12:1309 et seq., the undersigned hereby amends its Articles of Organization and for that purpose submits the following Articles of Amendment:

1.	The name of the limited liability company is Jalou Amite, LLC (the “Company”).

2.	The Articles of Organization of the Company is amended as follows:

Article I of the Articles of Organization is amended and restated in its entirety to provide as follows:

“1. The name of this limited liability company is Cash Magic Amite, LLC.”

3.	The date and manner of adoption of these Articles of Amendment are through a Joint Action by Sole Member and Managers Without Meeting dated as of August 19, 2011.

Dated at Lafayette, Louisiana on the 23 day of August, 2011.

JALOU AMITE, LLC

By:	/s/ Reid M. Smith
Reid M. Smith, Executive Vice President, Secretary, Treasurer and Manager

STATE OF LOUISIANA

PARISH OF LAFAYETTE

BEFORE ME, a Notary Public in and for sad Parish and State, personally appeared Jalou Amite, LLC, a Louisiana limited liability company, by Reid M Smith, its Executive Vice President, Secretary, Treasurer and Manager, who executed the foregoing Articles of Amendment in the capacity therein set forth and confirmed that the same is the free act and deed of Jalou Amite, LLC and his free act and deed as such representative.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal, this 23 day of August, 2011.

/s/ Whitney S. Romero
Notary Public	WHITNEY S. ROMERO
Notary Public ID 60495 State of Louisiana My Commission is For Life
Notary Name/Number

STATE OF LOUISIANA

PARISH OF LAFAYETTE

ARTICLES OF AMENDMENT

TO

ARTICLES OF ORGANIZATION

OF

JALOU AMITE, LLC

(a Louisiana limited liability company)

Pursuant to Louisiana R.S. 12:1309 et seq., the undersigned hereby amends its Articles of Organization and for that purpose submits the following Articles of Amendment:

1.	The name of the limited liability company is Jalou Amite, LLC (the “Company”).

2.	The Articles of Organization of the Company is amended as follows:

Article 1 of the Articles of Organization is amended and restated in its entirety to provide as follows:

“1. The name of this limited liability company is Cash Magic Amite, LLC.”

3.	The date and manner of adoption of these Articles of Amendment are through a Joint Action by Sole Member and Managers Without Meeting dated as of August , 2011.

Dated at Lafayette, Louisiana on the 23 day of August, 2011.

JALOU AMITE, LLC

By:	/s/ Reid M. Smith
Reid M. Smith, Executive Vice President, Secretary, Treasurer and Manager

STATE OF LOUISIANA

PARISH OF LAFAYETTE

BEFORE ME, a Notary Public in and for said Parish and State, personally appeared Jalou Amite, LLC, a Louisiana limited liability company, by Reid M. Smith, its Executive Vice President, Secretary, Treasurer and Manager, who executed the foregoing Articles of Amendment in the capacity therein set forth and confirmed that the same is the free act and deed of Jalou Amite, LLC and his free act and deed as such representative.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal, this 23 day of August, 2011.

/s/ Whitney S. Romero
Notary Public	WHITNEY S. ROMERO
Notary Public ID 60495 State of Louisiana My Commission is For Life
Notary Name/Number

a copy of the Articles of Organization and Initial Report of JALOU AMITE, LLC Domiciled at LAFAYETTE, LOUISIANA, Was filed and recorded in this Office on June 13, 2006, And all fees having been paid as required by law, the limited liability company is authorized to transact business in this State, subject to the restrictions imposed by law, including the provisions of R.S. Title 12, Chapter 22. Jf'n If^litn.on'u. i&nevecfi Jf' na/ue ne^eunlo be^ WMI. /band amci caused l/ie Jeai o^mM €jjy:ice to 6e aawceti'a.i' l/ie &itu o£&a.lom crlouae on, June 13, 2006

Al Ater
Secretary of State

ARTICLES OF ORGANIZATION

(R.S. 12:1301)

Domestic Limited Liability Company Enclose $75.00 filing fee Make remittance payable to Secretary of State *Do not send cash*	Return to: Commercial Division P. O. Box 94125 Baton Rouge, LA 70804-9125 Phone (225) 925-4704 Web Site: www.sos.louisiana.gov

STATE OF Ohio   Check one: (X) Business ( ) Nonprofit

PARISH/COUNTY OF Cuyahoga

1. The name of this limited liability company is : Jalou Amite, LLC

2. This company is formed for the purpose of: (check one)

(X) Engaging in any lawful activity for which limited liability companies may be formed.

( ) ______________________________
(use for limiting activity)

3. The duration of this limited liability company is : (may be perpetual) perpetual

4. Other provisions: ______________________________

Signatures: [signature]

Christopher S. W. Blake, Esq., authorized representative

AL ATER
SECRETARY OF STATE
RECEIVED & FILED
DATE JUN 13 2006

On this 1st day of June, 2006 before me, personally appeared Christopher S. W. Blake, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he/she executed it as his/her free act and deed.

NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

[signature] Notary Signature

AMY CAHILL
Notary Public, State of Ohio
My Commission Expires Oct. 21, 2006
Recorded in Lake County

NOTARIAL SEAL STATE OF OHIO

(See instructions on back)

"TAJIAter -y— —             -__ Sec^etaryof State ^jill&V LIMITED LIABILITY COMPANY INITIAL REPORT (f rJHftH <R'8'12;130S fE)) X^B^X 1. The name of this limited liability company is : Jaiou Amlta. LLC __ 2. The location and municipal address, not a post office box only, of this limited liability company's registered office;             718S. Buchanan. Suite C, Ufayette, LA 70501 3. Tna full name and municipal address, not a post office box only, of each of this ilmftad liability company s registered agentfs) k/ara; _CT Corporation System, aSSPUnltadP^azajBoulevard, Baton Rouge,Louisiana 70609 / 4. The names and municipal addresses, not s post office box onty, of the first managers, or the members: Garneca Holdings, Inc., Sols Member. 10516 Colonlai Da^^Paf^y,^^\<,enl^^ji3'^ 7b be signed by each person who signed the articles of organization: ^w^<^-^ OiftetopHfcrS. vvrBim, Bin}., authocksd roprsMOtaJlve AGENTS AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE I hecaby acknowledge and accept the appointment of registered agent for and on behaff of the above named limited liability company, Registered agent(s) sisnature(s): ^p^AV Swom to and subscribed before me, the undersigned Notary Public, on this date; NOTARY NAME MUST BE TYPED OR PRlMTHt WITH NOTARY * _ , Notary Signature ""

AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT

BY DESIGNATED REGISTERED AGENT

ACT 769 OF 1987

To the State Corporation Department

State of Louisiana

STATE OF LOUISIANA

CITY OF BATON ROUGE

On this 13 day of June, 2006, before me, a Notary Public in and for the State aforesaid, personally came and appeared, Parrish M. Ritchie, who is to me known to be the Fulfillment Manager of the Baton Rouge office of C T Corporation System, and who, being duly sworn, acknowledged to me that it does hereby accept appointment as the Registered Agent of:

Jalou Amite, LLC, which is a corporation authorized to transact business in the State of Louisiana pursuant to the provisions of the Title 12, Chapter 1, 2 and 3.

C T CORPORATION SYSTEM REGISTERED AGENT

By:	/s/ Parrish M. Ritchie, Fulfillment Manager
Parrish M. Ritchie, Fulfillment Manager

Subscribed and sworn to before me on the

day, month and year first above set forth.

/s/ Sharon S. Wendt
Sharon S. Wendt, Notary Public Notary No. 010589

My commission expires: at death

On this I C day of-JUA& , 2006, before me, a Notary Public in and for the State aforesaid, personally came and appeared, Parrish M, Ritchie, who is to me known to be the Fulfillment Manager of the Baton Rouge office of C T Corporation System, and who, being duly sworn, acknowledged to me thai it does hereby accept appointment as the Registered Agent of: which is a corporation authorizedlo transact business in the State of Louisiana pursuant to the provisions of the Title 12, Chapter 1,2 and 3, Commercial STATE OF LOUISIANA(225) 925-4704 SECRETARY OF STATE ADMINISTRATIVE SERVICES. ALATER ^a******,(225)925-4704 SECRETARY OF STATE Ess (225*92S"4726 HELENJ. GUMBO(225)922-0435 ADMINISTRATOR TRANSMITTAL INFORMATION For All Business Filings Registered agent, officer, entity status information available via the Internet Jalou Amite, LLC Business Name (List exactly as it appears in documents) Amy Alien, Hahn Loeser & Parks LIP 216-274-2247 Name of person filing document (evidence of filing will be mailed to this person, at address below) Daytime phone number 3300 BP Tower, 200 Public Square Address Cleveland Ohio 44114 City State Zip Code Mali or deliver the following items to the Secretary of State, at the address below: 1) This transmittat form 2) Original and one copy of the document 3) Filing fee payable to the Secretary of State 4) Proper endings on business entities LLC for Limited Liability Company Inc. for corporation 5) Proper certificate must accompany the Application for Authority for foreign corporation and limited liability company only Mailing Address: P. O, Box 94125, Baton Rouge, LA* 70804-9125 Office Location: 8549 United Plaza Blvd., Baton Rouge, LA * 70809 Web Site Address: www.sos.louisiana.gov

AlAter Secretary of State ARTICLES OF ORGANIZATION (R.S. 12:1301} Domestic Limited Liability Company Return to: Commercial Division lEll^^L/ft)} Enclose $75.00 filing fee P.O.Box94125 Make remittance payable to Baton Rouge, LA 70804-9125 Phone (225) 925-4704 Do not send cash Web Site: www.sos.louisiana.gov STATE OF OhioCheck one: (^ Business { ) Nonprofit PARISH/COUNTY OF Cuyahoga 1. The name of this limited liability company is : jaiou Amite, LLC 2. This company is formed for the purpose of: (check one) (X) Engaging in any lawful activity for which limited liability companies may be formed. (use for limiting activity) 3. The duration of this limited liability company is : {may be perpetual) perpetuai 4. Other provisions: Signatures /-> /-"-) / /! Christopher S. W. Blake, Esq., authorized representative On this 1st dav of Jutie-, 200jj, before me, personally appeared Christopher S. W. Blake to me krtown to be the person described in and who executed the foregoing instrument, and acknowledged that he/she executed it as his/her free act and deed. EQTARY NAME MUST BETYPED OR PRINTED WITH NOTARY# AMrcAHlti. NcjferySignature ,536,5 Rsv.Saft• (Ses inibuction j on back)

Secretary of State LIMITED LIABILITY COMPANY INITIAL REPORT 1. The name of this limited liability company is : Jalou Amite, LLC 2. The location and municipal address, not a post office box only, of this limited liability company's registered office: 718 S. Buchanan, Suite C, Lafayette, LA 70501 3. The full name and municipal address, not a post office box only, of each of this limited liability company's registered agent(s) is/are: CT Corporation System, 8550 United Piaza Boulevard, Baton Rouge, Louisiana 70809 / 4. The names and municipal addresses, not a post office box only, of the first managers, or the members: Gameco Holdings, inc., Sole Member. 10515 Colonial Downs Parkway, New Kent, VA 23124 To be signed by each person who signed the articles of organization: Christophfef'S. W.~Bl2fke", Esq., authorized representative AGENT'S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE ! hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named limited liability company. Registered agent(s) signature(s): Sworn to and subscribed before me, the undersigned Notary Public, on this date: NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY* Notary Signature

state of louisiana secretary of state Jt JARDENNE SECR ARY OF STATE HELEN J. GUMBO ADM3NISTRATOR ?007 April 23, 2007 Stan W. Guidroz 36204 718 S. Buchanan Street 36432 Suite C Lafayette, LA 70501 Dear Mr. Guidroz: JALOU AMITE, LLC It has been a pleasure to approve and place on file your notice of change. The appropriate evidence is attached f your files, and the original has been placed on file in t office. Payment of the filing fee is acknowledged by this letter. If we can be of further service at any time, please let u know. Sincerely, ysMwp-^^^ Helen J. Gumbo MPH

Lafayette, Louisiana 7050] .April 4, 2007 JAY DABDESNE SECRETARY OF STATE Louisiana Secretary of State RECEIVED & FIL,ED PO Box 94125 DATE.AER.t& WH.-. Baton Rouge, LA 70804-9125 Re: Jalou Amite, LLC (Charter ID. 36204855K)—Change to Initial Report Dear Sir or Madam: Please let this letter serve as our intent to amend the Initial Report of Jalou Amite, LLC (the "Company"), which was filed in your office June 13, 2006. We would like to amend the address of the initial Member of the Company as follows: Gameco Holdings, Inc., 718 S. Buchanan Street, Suite C (Second Floor), Lafayette. LA 70501. Please revise the initial report as indicated above. I understand there is a $25.00 fee to cover tins request, therefore, I have enclosed a check in that amount to cover the cost for this request. Very truly yours, /ifc u. 4J|/ Stan W. Guidroz ^ Manager % :& hv 02 w mi